Exhibit 10

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 2-69877 on Form N-1A of our report or reports dated May 22, 2006, relating to the financial statements and financial highlights of the applicable Fund and/or Trust listed below, appearing in the corresponding Annual Report on Form N-CSR for the year ended March 31, 2006, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

Name of the Fund or Trust

Series of CMA® Multi-State Municipal Series Trust

CMA® Arizona Municipal Money Fund

CMA® California Municipal Money Fund

CMA® Connecticut Municipal Money Fund

CMA® Florida Municipal Money Fund

CMA® Massachusetts Municipal Money Fund

CMA® Michigan Municipal Money Fund

CMA® New Jersey Municipal Money Fund

CMA® New York Municipal Money Fund

CMA® North Carolina Municipal Money Fund

CMA® Ohio Municipal Money Fund

CMA® Pennsylvania Municipal Money Fund

CMA® Tax-Exempt Fund

Master Tax-Exempt Trust

/s/    Deloitte & Touche LLP

Princeton, New Jersey

July 24, 2006